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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: August 25, 1999


                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



              California               File No. 0-19231         68-0166366
   (State or other jurisdiction of  (Commission File Number)   (IRS Employer)
    Incorporated or organization)                            Identification No.)



         111 Santa Rosa Avenue, Santa Rosa, California           95404-4905
         (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (707) 573-4800





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Item 5.  Other Events

Press releases for the following (article attached):

      Redwood  Empire  Bancorp  declares  quarterly  cash dividend on its Common
Stock.












                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



            8/25/99
Date:  ___________________             REDWOOD EMPIRE BANCORP
                                            (Registrant)



                                       By:  /s/ James E. Beckwith
                                            ---------------------
                                            James E. Beckwith
                                            Executive Vice President and
                                            Chief Operating Officer


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                             FOR:                REDWOOD EMPIRE BANCORP

                             APPROVED BY:        James E. Beckwith
                                                 Executive Vice President and
                                                 Chief Operating Officer
                                                 (707) 522-5215
For Immediate Release


         REDWOOD EMPIRE BANCORP INCREASES ITS QUARTERLY DIVIDEND BY 50%


SANTA ROSA, Calif. (August 25, 1999) -- Redwood Empire Bancorp (NASDAQ: REBC) today announced that its Board of Directors has declared a quarterly cash dividend of six cents per share on the Company's Common Stock. This dividend declaration represents an increase of 50%. The dividend is payable on October 15, 1999 to shareholders of record on September 30, 1999. "We are very pleased to announce this dividend increase", said Tom Whitaker, Chairman, Redwood Empire Bancorp.
         Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various northern California locations.

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